UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

COMMUNITY REDEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Oklahoma	333-208814	85-2629422
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

20295 29th Place, #200,

Aventura, Fla 33421

(Address of principal executive offices and Zip Code)

866 692-6847

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to section 12(g) of the Act:

N/A
(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   (X)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 14th, the Board Appointed Stalin Cruz as the Company’s new Chief Financial Officer. On the same day K.B. Rick Toussaint, the former Chief Financial Officer resigned his position. His resignation was not a result of any disagreements with the Company.

Stalin Cruz, 48, brings exceptional managerial experience in international capital markets and investment banking. He has had a long career in investment banking in New York, managing trading operations, REITs, hedge funds, and CBMS trading as well as debt and equity transactions. Mr. Cruz’ executive skill set encompasses business development, corporate restructuring, financial strategies as well as detailed regulation and compliance. Mr. Cruz holds an Associate’s Degree in Marketing and Sales from NYC Technical College, 1994; as well as Finra Series 4, 7, 24, 53, 55, 63 and SIE licenses.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit Number	Description

10.1	Resignation of K.B. Rick Toussaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 17, 2021	COMMUNITY REDEVELOPMENT CORP.

	By:	/s/ Charles Arnold
	Name:	Charles Arnold
	Title:	Chief Executive Officer